As filed with the Securities and Exchange Commission on October 11, 2016.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Symantec Corporation

(Exact name of Registrant as specified in its charter)

Delaware	77-0181864
(State of incorporation)	(IRS Employer Identification No.)

350 Ellis Street

Mountain View, CA

(650) 527-8000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

With a copy to:

Scott C. Taylor Executive Vice President, General Counsel and Secretary	William L. Hughes, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, CA 94041 (650) 988-8500
350 Ellis Street
Mountain View, CA
(650) 527-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. or filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $0.01 per share

(1)	An indeterminate aggregate initial offering price or number of shares of Common Stock is being registered as may from time to time be issued at indeterminate prices. The Registrant is deferring payment of the registration fee in accordance with Rule 456(b) under the Securities Act of 1933, as amended. Any registration fee will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

PROSPECTUS

Symantec Corporation

Common Stock

This prospectus relates to the potential sale or disposition from time to time by the selling securityholders to be named in an accompanying prospectus supplement of some or all of the shares of our common stock, par value $0.01 per share (“common stock”) issuable upon conversion of convertible senior notes (the “notes”), if any, in any manner described under “Plan of Distribution” in this prospectus. The notes were acquired from us in a private placement that closed on August 1, 2016 and is more fully described in the section entitled “Prospectus Summary—Purchaser Transactions.” We are not selling any common stock under this prospectus and any accompanying prospectus supplement.

In connection with any offering of shares pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus, which may add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.

The selling securityholders may sell any such shares of common stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at privately negotiated prices directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The prospectus supplement provided in connection with any sale of shares will set forth the names of underwriters or agents, if any, involved in the offering and any applicable fees, commissions or discount arrangements. We will receive no proceeds from any sale by the selling securityholders of the shares of our common stock offered by this prospectus and any accompanying prospectus supplement, but our outstanding indebtedness under the notes will be cancelled upon conversion of the notes. In some cases we have agreed to pay certain registration expenses.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Our common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) and trades under the symbol “SYMC.” On October 10, 2016, the closing sale price of our common stock was $25.25 per share.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in supplements to this prospectus and in any other documents we file with the Securities and Exchange Commission. See the section entitled “Risk Factors” below on page 6, in our other filings with the Securities and Exchange Commission and in any accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 11, 2016.

ABOUT THIS PROSPECTUS

Neither we nor the selling securityholders, nor any underwriters, if any, identified in any accompanying prospectus supplement, have authorized anyone to provide you with any information or to make any representation other than as may be contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or in any free writing prospectus that we may file with the Securities and Exchange Commission (the “SEC”). We do not, and the selling securityholders or the underwriters, if any, do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. This prospectus and any accompanying prospectus supplement or free writing prospectus do not constitute an offer to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement, free writing prospectus or other offering material is accurate only as of the respective dates of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the shares of our common stock. Neither the delivery of this prospectus or any accompanying prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any accompanying prospectus supplement or in our affairs since the date of this prospectus or any accompanying prospectus supplement.

This prospectus is part of an “automatic shelf” registration statement (the “Registration Statement”) that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, the selling securityholders to be named in an accompanying prospectus supplement may offer and sell the shares of our common stock in one or more offerings or resales.

Each time selling securityholders propose to sell or dispose of shares of our common stock hereunder, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement. You should read this prospectus and any accompanying prospectus supplement for a specific offering of securities, together with additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” below, before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us to which we have referred you. If there is any inconsistency between this prospectus and the information contained in an accompanying prospectus supplement or any free writing prospectus, you should rely on the information in the prospectus supplement or such free writing prospectus prepared by or on behalf of us to which we have referred you.

Unless we state otherwise or the context otherwise requires, references to “Symantec,” the “Company,” “us,” “we” or “our” in this prospectus mean Symantec Corporation and its consolidated subsidiaries. When we refer to “you” in this section, we mean all purchasers of the shares of our common stock being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at l-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings, including the Registration Statement and the exhibits and schedules thereto are also available to the public from the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at www.symantec.com. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus and any accompanying prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference (including any future filings) to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or therein, or in any subsequently filed document which also is incorporated by reference herein or therein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus the following documents:

(a)	Our Annual Report on Form 10-K for the fiscal year ended April 1, 2016 filed on May 20, 2016 (as amended by a Form 10-K/A filed on July 29, 2016);

(b)	Our Quarterly Report on Form 10-Q for the quarter ended July 1, 2016 filed on August 5, 2016;

(c)	Our Current Reports on Form 8-K filed on April 28, 2016 (except for the information furnished pursuant to Item 2.02 of Form 8-K and the furnished exhibit relating to that information), May 12, 2016 (except for the information furnished pursuant to Item 2.02 of Form 8-K and the furnished exhibit relating to that information), June 14, 2016, June 28, 2016, July 11, 2016, July 20, 2016 and August 1, 2016 (as amended by a Form 8-K/A filed on October 5, 2016); and

(d)	The description of our common stock contained in our Registration Statement on Form 8-A filed May 24, 1989 (including any amendment or report filed for the purpose of updating that description).

In addition to the items listed above, we also incorporate by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus through the completion of the offering. We will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of our current reports on Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a copy of any documents incorporated by reference in this prospectus at no cost, by writing or telephoning us at the following address or telephone number:

Symantec Corporation

Attn: Investor Relations

350 Ellis Street

Mountain View, CA 94043

(650) 527-8000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

All statements included or incorporated by reference in this prospectus other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. This prospectus may contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, our business, our beliefs and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. Words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “intends” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We describe some of the risks, uncertainties and assumptions that could affect our business including our financial condition and results of operations, in this prospectus under the heading “Risk Factors,” in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended April 1, 2016, as may be updated from time to time in “Part II, Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q filed subsequent to such Form 10-K, which are incorporated by reference herein and which you may obtain as described under “Where You Can Find More Information” below, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q, and in any accompanying prospectus supplement.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Reference is made in particular to forward-looking statements regarding:

•	projections of our future financial performance;

•	anticipated growth and trends in our businesses and in our industries;

•	the anticipated impacts of acquisitions;

•	our plans with respect to the level of outstanding debt;

•	the return of capital to stockholders through dividends and/or repurchasing shares;

•	the expected impact of re-focusing our company on security; and

•	other characterizations of future events or circumstances.

Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus and any accompanying prospectus supplement, whether as a result of new information, future events, changes in assumptions or otherwise.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this prospectus and any accompanying prospectus supplement for a specific offering of securities, together with additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” below, before making an investment decision.

Symantec Corporation

Symantec Corporation is a global leader in security. We operate our business on a global civilian cyber intelligence threat network and track a vast number of threats across the Internet from hundreds of millions of mobile devices, endpoints, and servers across the globe. We believe one of our competitive advantages is our database of threat indicators, which allows us to reduce the number of false positives and provide faster and better protection for customers through our products. Through the delivery of new and enhanced solutions, we are integrating our security offerings across our portfolio. We are also developing novel solutions in growing markets like cloud, advanced threat protection, information protection and cyber security services.

Our operating segments are significant strategic business units that offer different products and services distinguished by customer needs. The two reporting segments, which are the same as our operating segments, are: Consumer Security and Enterprise Security.

Consumer Security

Our Consumer Security segment focuses on making it simple for customers to be productive and protected at home and at work. Our Norton-branded services provide multi-layer security and identity protection on major desktop and mobile operating systems, to defend against increasingly complex online threats to individuals, families, and small businesses.

Our Norton Security products help customers protect against increasingly complex threats and address the need for identity protection, while also managing the rapid increase in mobile and digital data, such as personal financial records, photos, music, and videos.

Enterprise Security

Our Enterprise Security segment protects organizations so they can securely conduct business while leveraging new platforms and data. Our Enterprise Security segment includes our threat protection products, information protection products, cyber security services, and website security offerings, previously named trust services. These products and services help our customers secure their information in transit and wherever it resides in the network path, from the user’s device to the data’s resting place.

These products protect customer data from sophisticated threats such as advanced protection threats, malicious spam and phishing attacks, malware, drive-by website infections, hackers, and cyber criminals. In addition, these products help to prevent the loss of confidential data by insiders, and help customers achieve and maintain compliance with laws and regulations. Our enterprise endpoint security and management offerings support the evolving endpoint, providing advanced threat protection while helping reduce cost and complexity. These solutions are delivered through various methods, such as software, appliance, Software-as-a-Service, and managed services.

Founded in 1982, we were incorporated in Delaware. Our principal executive offices are located at 350 Ellis Street, Mountain View, California 94043 (telephone number (650) 527-8000). Our home page on the Internet is www.symantec.com. Other than the information expressly set forth in this prospectus, the information contained, or referred to, on our website is not part of this prospectus or any accompanying prospectus supplement.

The Offering

The selling securityholders to be named in one or more accompanying prospectuses may offer and sell some or all of the shares of our common stock that may be issued upon conversion of the notes in any manner described under “Plan of Distribution” in this prospectus. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling securityholders, we are referring to the shares of common stock that may be issuable upon conversion of the notes described below.

Purchaser Transactions

We entered into an investment agreement, dated June 12, 2016, with Bain Capital Fund XI, L.P. and Bain Capital Europe Fund IV, L.P. (collectively, “Bain”) and Silver Lake Partners IV Cayman (AIV II), L.P. (“Silver Lake,” and together with Bain, the “Purchasers”), as amended (the “Investment Agreement”), pursuant to which we sold $1,250,000,000 aggregate principal amount of our 2.00% Convertible Senior Notes due 2021 to affiliates of the Purchasers. The sale of the notes pursuant to the Investment Agreement closed on August 1, 2016. In connection with the closing, we entered into an indenture, dated August 1, 2016, with Wells Fargo Bank, National Association (the “Indenture”), pursuant to which the notes were issued. The notes are convertible into cash, shares of our common stock or a combination of cash and common stock, at our option, at any time prior to the close of business on the scheduled trading day immediately preceding August 15, 2021, at an initial conversion rate of 48.9860 per $1,000 principal amount of the notes (which represents an initial conversion price of approximately $20.414 per share), in each case subject to certain adjustments determined in the manner set forth in the Indenture.

We sold the notes in a transaction exempt from the registration requirements of the Securities Act, and expect to rely on an exemption for any issuance of the shares of common stock issuable upon conversion of the notes.

RISK FACTORS

Before you invest in any of our common stock, in addition to the other information, documents or reports incorporated by reference in this prospectus and in any accompanying prospectus supplement, you should carefully consider the risk factors set forth in the section entitled “Risk Factors” in any prospectus supplement as well as in “Part I, Item 1A. Risk Factors,” in our most recent Annual Report on Form 10-K, and in “Part II, Item 1A. Risk Factors,” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be updated from time to time by our future filings under the Exchange Act. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit the holders of our common stock described under the heading “Selling Securityholders” of this prospectus and any accompanying prospectus supplement to sell or dispose of such shares. We will receive no proceeds from any sale by the selling securityholders of the shares of our common stock offered by this prospectus and any accompanying prospectus supplement, but our outstanding indebtedness under any notes that are converted will be cancelled upon conversion of such notes.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, as amended, including that certain Certificate of Designations of Series A Junior Preferred Stock of Symantec Corporation, dated June 25, 2015, and our bylaws, as amended, each of which has been publicly filed with the SEC. See the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” above.

Our authorized capital stock consists of 3,000,000,000 shares of common stock, par value $0.01 per share, 1,000,000 shares of preferred stock, par value $0.01 per share and 1 share of special voting stock, par value $1.00 per share. Of our authorized shares of preferred stock, 100,000 shares are designated as Series A Junior Preferred Stock. There are 21,387.6147 shares of Series A Junior Preferred Stock and no shares of special voting stock presently outstanding.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “SYMC.” The transfer agent for our common stock is Computershare Investor Services, P.O. Box 30170, College Station, TX 77842.

Common Stock

Each holder of our common stock is entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Cumulative voting for the election of directors is not provided for in our certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Subject to preferences that may apply to shares of our preferred stock outstanding at the time, if any, holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the time and in amounts as may be determined by our board of directors from time to time. Upon a liquidation, dissolution or winding-up of the company, the assets legally available for distribution to stockholders are distributable ratably among the holders of our common stock outstanding at that time after payment of any liquidation preferences on any outstanding preferred stock, if any. Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption.

Preferred Stock

Our board of directors is authorized to establish out of our authorized shares of preferred stock one or more classes or series of preferred stock having the designation, powers, preferences, rights, qualifications, limitations and restrictions, the board of directors may determine. As of October 11, 2016, 100,000 shares have been reserved and designated Series A Junior Preferred Stock, 21,387.6147 of which are issued and outstanding. These shares are held by one of our wholly-owned subsidiaries. Each share of Series A Junior Preferred Stock is convertible into 10,000 shares of common stock. Holders of shares of Series A Junior Preferred Stock have substantially the same dividend, distribution, voting and liquidation rights as our common stock on an as-converted basis. Non-cash dividends or distributions paid to the holder of Series A Junior Preferred Stock need not be paid in the same kind of non-cash property that is paid to the holders of common stock.

The issuance of preferred stock may have the effect of delaying or preventing a change in control of us without further action by our stockholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock.

Anti-Takeover Provisions

The provisions of the Delaware General Corporation Law (the “DGCL”) and our certificate of incorporation and bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of us.

We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

•	the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, prior to the time the interested stockholder attained that status;

•	upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

With certain exceptions, an “interested stockholder” is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

In general, Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

A Delaware corporation may “opt out” of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, we have not “opted out” of this provision. Section 203 could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire us.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will acquire from time to time our common stock issued upon conversion of the notes. The Purchasers, as well as their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, all of whom we refer to as selling securityholders, may from time to time offer and sell share of our common stock pursuant to this prospectus and an accompanying prospectus supplement.

The selling securityholders may offer all or some portion of the shares of our common stock they hold.

The applicable prospectus supplement will set forth the name of each selling securityholder, the number of shares of our common stock beneficially owned by such selling securityholder and any shares to be registered on behalf such selling securityholder pursuant to such prospectus supplement. The applicable prospectus supplement will also disclose whether any selling securityholder has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of such prospectus supplement.

PLAN OF DISTRIBUTION

The selling securityholders named in any accompanying prospectus supplement, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of our common stock covered by this prospectus. To the extent necessary, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling securityholders will not pay any of the costs, expenses and fees incurred in connection with the registration and sale of the shares of our common stock covered by this prospectus, but they will pay any and all underwriting discounts and selling commissions, and stock transfer taxes, if any, attributable to such sales. We will not receive any proceeds from the sale of the Securities covered hereby.

The selling securityholders may sell the shares of our common stock covered by this prospectus, as it may be amended and supplemented, from time to time, and may also decide not to sell all or any of the shares of our common stock that they are allowed to sell under this prospectus. The selling securityholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling securityholders in one or more types of transactions, which may include:

•	purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of the shares of our common stock for whom they may act as agent;

•	one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the shares of our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	the pledge of the shares of our common stock for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of shares of our common stock and, in the case of any collateral call or default on such loan or obligation, pledges or sales of shares of our common stock by such pledgees or secured parties;

•	short sales or transactions to cover short sales relating to the shares of our common stock;

•	one or more exchanges or over the counter market transactions;

•	through distribution by a selling securityholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	privately negotiated transactions;

•	the writing of options, whether the options are listed on an options exchange or otherwise;

•	distributions to creditors and equity holders of the selling securityholders; and

•	any combination of the foregoing, or any other available means allowable under applicable law.

A selling securityholder may also resell all or a portion of its shares of our common stock in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.

The selling securityholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in our common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling securityholder or borrowed from the selling securityholders or others to settle such third-party sales or to close out any related open borrowings of our common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the Registration Statement of which this prospectus is a part, as may be required.

In addition, the selling securityholders may engage in hedging transactions with broker-dealers in connection with distributions of Securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell securities short and redeliver securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling securityholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares of our common stock so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares of our common stock to investors in our securities or the selling securityholders’ securities or in connection with the offering of other securities not covered by this prospectus.

To the extent necessary, the specific terms of the offering of shares of our common stock, including the specific shares of our common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to the Registration Statement of which this prospectus forms a part. The selling securityholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase shares of our common stock from the selling securityholders. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described in, and be subject to the conditions set forth in, a supplement to this prospectus or a post-effective amendment to this Registration Statement of which this prospectus forms a part.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling securityholders. Broker-dealers or agents may also receive compensation from the purchasers of shares of our common stock for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in the resales.

In connection with sales of shares of our common stock covered hereby, the selling securityholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling securityholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling securityholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” under the Securities Act must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of NASDAQ in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.

We and the selling securityholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the selling securityholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling securityholders or their affiliates in the ordinary course of business.

The selling securityholders will be subject to the applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the shares of our common stock by the selling securityholders. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock. These restrictions may affect the marketability of such shares of our common stock.

In order to comply with applicable securities laws of some states or countries, the shares of our common stock may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the shares of our common stock may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. In addition, any shares of our common stock of a selling securityholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

In connection with an offering of shares of our common stock under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the shares of our common stock offered under this prospectus. As a result, the price of the shares of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on NASDAQ or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

VALIDITY OF SECURITIES

The validity of the shares of our common stock being offered hereby will be passed upon for us by Fenwick & West LLP, Mountain View, California. Certain legal matters with respect to the securities may be passed upon by counsel for any underwriters, broker-dealers or agents, and such counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Symantec Corporation as of April 1, 2016 and April 3, 2015, and for each of the years in the three-year period ended April 1, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of April 1, 2016 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following sets forth the costs and expenses, all of which will be paid by the Registrant, in connection with the distribution of the securities being registered. All amounts are estimated, except the SEC registration fee:

Registration Fee	*
Legal Fees and Expenses	**
Trustee Fees and Expenses	**
Accounting Fees and Expenses	**
Financial Printer Fees	**

Total	**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b)
**	These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time

Item 15.	Indemnification of Directors and Officers

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by Sections 102(b)(7) and 145 of the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•	under Section 174 of the DGCL regarding unlawful dividends and stock purchases; and

•	for any transaction from which the director derived an improper personal benefit.

Article 7 of the Registrant’s Amended and Restated Certificate of Incorporation, as amended, limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

As permitted by the DGCL, the Registrant’s Bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to limited exceptions;

•	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	the rights conferred in the Bylaws are not exclusive.

The Registrant has entered into indemnity agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s Certificate of Incorporation and Bylaws and to provide additional procedural protections.

The Registrant maintains directors’ and officers’ liability insurance that includes coverage for public securities matters, subject to the policy terms and conditions.

See also the undertakings set out in response to Item 17.

In addition, the Registrant has entered into various merger agreements and registration rights agreements in connection with its acquisitions of and mergers with various companies and its financing activities under which the parties to those agreements have agreed to indemnify the Registrant and its directors, officers, employees and controlling persons against specified liabilities.

Item 16.	Exhibits

The following Exhibits are filed as part of this Registration Statement:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

1.01*	Form of Underwriting Agreement.

2.01	Agreement and Plan of Merger, dated as of June 12, 2016, by and among Symantec Corporation, S-B0616 Merger Sub, Inc. and Blue Coat, Inc. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).	8-K	000-17781	2.01	6/14/2016

4.01	Amended and Restated Certificate of Incorporation of Symantec Corporation	S-8	333-119872	4.01	10/21/2004

4.02	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Symantec Corporation	S-8	333-126403	4.03	07/06/2005

4.03	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Symantec Corporation	10-Q	000-17781	3.01	08/05/2009

4.04	Certificate of Designations of Series A Junior Preferred Stock of Symantec Corporation dated June 25, 2015	8-K	000-17781	3.01	06/26/2015

4.05	Bylaws, as amended, of Symantec Corporation	8-K	000-17781	3.01	05/07/2012

5.01	Opinion of Fenwick & West LLP					X

10.01	Investment Agreement, dated as of June 12, 2016, by and among Symantec Corporation, Bain Capital Fund XI, L.P., Bain Capital Europe Fund IV, L.P. and Silver Lake Partners IV Cayman (AIV II), L.P.	8-K	000-17781	2.02	06/14/2016

10.02	Amendment to Investment Agreement, dated as of July 31, 2016, by and among Symantec Corporation Bain Capital Fund XI, L.P., Bain Capital Europe Fund IV, L.P. and Silver Lake Partners IV Cayman (AIV II), L.P.	10-Q	000-17781	2.03	08/05/2016

23.01	Consent of KPMG LLP.					X

23.02	Consent of Fenwick & West LLP (included as part of Exhibit 5.01).					X

24.01	Power of Attorney (included on signature page).					X

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 11th day of October, 2016.

SYMANTEC CORPORATION

By:	/s/ Gregory S. Clark
Gregory S. Clark Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory S. Clark, Thomas J. Seifert and Scott C. Taylor, and each or any of them, his attorneys-in-fact, each with the power of substitution, for him, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any related Registration Statement filed pursuant to Rule 462(b) or any successor regulation, and to file the same with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory S. Clark Gregory S. Clark	Chief Executive Officer and Director (Principal Executive Officer)	October 11, 2016

/s/ Thomas J. Seifert Thomas J. Seifert	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 11, 2016

/s/ Mark S. Garfield Mark S. Garfield	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 11, 2016

/s/ Daniel H. Schulman Daniel H. Schulman	Chairman of the Board	October 11, 2016

Frank E. Dangeard	Director

/s/ Kenneth Y. Hao Kenneth Y. Hao	Director	October 11, 2016

David W. Humphrey	Director

Geraldine B. Laybourne	Director

/s/ David L. Mahoney David L. Mahoney	Director	October 11, 2016

/s/ Robert S. Miller Robert S. Miller	Director	October 11, 2016

/s/ Anita M. Sands Anita M. Sands	Director	October 11, 2016

/s/ V. Paul Unruh V. Paul Unruh	Director	October 11, 2016

/s/ Suzanne M. Vautrinot Suzanne M. Vautrinot	Director	October 11, 2016

Exhibit Index

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

1.01*	Form of Underwriting Agreement.

2.01	Agreement and Plan of Merger, dated as of June 12, 2016, by and among Symantec Corporation, S-B0616 Merger Sub, Inc. and Blue Coat, Inc. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).	8-K	000-17781	2.01	06/14/2016

4.01	Amended and Restated Certificate of Incorporation of Symantec Corporation	S-8	333-119872	4.01	10/21/2004

4.02	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Symantec Corporation	S-8	333-126403	4.03	07/06/2005

4.03	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Symantec Corporation	10-Q	000-17781	3.01	08/05/2009

4.04	Certificate of Designations of Series A Junior Preferred Stock of Symantec Corporation dated June 25, 2015	8-K	000-17781	3.01	06/26/2015

4.05	Bylaws, as amended, of Symantec Corporation	8-K	000-17781	3.01	05/07/2012

5.01	Opinion of Fenwick & West LLP					X

10.01	Investment Agreement, dated as of June 12, 2016, by and among Symantec Corporation, Bain Capital Fund XI, L.P., Bain Capital Europe Fund IV, L.P. and Silver Lake Partners IV Cayman (AIV II), L.P.	8-K	000-17781	2.02	06/14/2016

10.02	Amendment to Investment Agreement, dated as of July 31, 2016, by and among Symantec Corporation Bain Capital Fund XI, L.P., Bain Capital Europe Fund IV, L.P. and Silver Lake Partners IV Cayman (AIV II), L.P.	10-Q	000-17781	2.03	08/05/2016

23.01	Consent of KPMG LLP.					X

23.02	Consent of Fenwick & West LLP (included as part of Exhibit 5.01).					X

24.01	Power of Attorney (included on signature page).					X

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.